January 15, 1997

To the Board of Directors of
Key Mutual Funds (SBSF Funds, Inc.)

In planning and performing our audits
of the financial statements of SBSF
Fund, SBSF Convertible Securities Fund,
SBSF Capital Growth Fund, Key Money
Market Mutual Fund, and Key Stock Index
Fund(constituting Key Mutual Funds
(SBSF Funds, Inc.), hereafter referred
to asthe Fund) for the year ended
November 30, 1996, we considered its
internal control structure, including
procedures for safeguarding securities,
in order to determine our auditing
procedures for the purposes of
expressing our opinion on the financial
statements and to comply with the
requirements of Form N-SAR, and not to
provide assurance on the internal
control structure.

The management of the Fund is
responsible for establishing and
maintaining an internal control
structure.  In fulfilling this
responsibility, estimates and judgments
by management are required to assess
the expected benefits and related costs
of internal control structure policies
and procedures.  Two of the objectives
of an internal control structure are to
provide management with reasonable, but
not absolute, assurance that assets are
appropriately safeguarded against loss
from unauthorized use or disposition
and that transactions are executed in
accordance with managements
authorization and recorded properly to
permit preparation of financial
statements in conformity with generally
accepted accounting principles.

Because of inherent limitations in any
internal control structure, errors or
irregularities may occur and not be
detected.  Also, projection of any
evaluation of the structure to future
periods is subject to the risk that it
may become inadequate because of
changes in conditions or that the
effectiveness of the design and
operation may deteriorate.

Our consideration of the internal
control structure would not necessarily
disclose all matters in the internal
control structure that might be
material weaknesses under standards
established by the American Institute
of Certified Public Accountants.  A
material weakness is a condition in
which the design or operation of the
specific internal control structure
elements does not reduce to a
relatively low level the risk that
errors or irregularities in amounts
that would be material in relation to
the financial statements being audited
may occur and not be detected within a
timely period by employees in the
normal course of performing their
assigned functions.  However, we noted
no matters involving the internal
control structure, including procedures
for safeguarding securities, that we
consider to be material weaknesses as
defined above as of November 30, 1996.

This report is intended solely for the
information and use of management and
the Securities and Exchange Commission.

PRICE WATERHOUSE LLP